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                                                       Registration Nos. 2-98326
                                                                        811-4323

                                   EX-99.8(G)
            LETTER AGREEMENT BETWEEN THE REGISTRANT AND STATE STREET
             RELATING TO THE APPLICABILITY OF THE CUSTODIAN CONTRACT
                       TO NEW ENGLAND STAR WORLDWIDE FUND
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                                  [SAIL LOGO]
                               NEW ENGLAND FUNDS
--------------------------------------------------------------------------------
                              HENRY L.P. SCHMELZER
                     President and Chief Executive Officer

                                                     December 29, 1995

State Street Bank and Trust Company
1776 Heritage Drive
Fiduciary Control 42N
North Quincy, MA  02171

Re:  New England Star Worldwide Fund

Gentlemen:

         This is to advise you that New England Funds Trust I (the "Trust" and formerly The New England Funds) has established a new series of shares, New England Star Worldwide Fund. In accordance with the Additional Funds provisions in Section 17 of the Custodian Contract dated April 12, 1988 as amended September 12, 1991 between the Trust and State Street Bank and Trust Company and the provisions of Section 1.01 of the Sub-Transfer and Service Agreement between New England Funds, L.P. and State Street Bank, the Trust and New England Funds, L.P. hereby requests that you act as Custodian and Sub-Transfer Agent for the new series under the terms of the respective contracts. A revised Exhibit A to the Sub-Transfer and Service Agreement is attached to this letter.


By /s/ FRANK NESVET
   -----------------------------
       Frank Nesvet
       Treasurer
       New England Funds Trust I
       New England Funds, L.P.


Agreed to this 10th day of January, 1996

State Street Bank and Trust Company


By /s/ TIMOTHY NAZZARO
   -----------------------------
         Vice President
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                                   APPENDIX A

                                NEW ENGLAND FUNDS

               o   New England Growth Fund
               o   New England International Equity Fund
               o   New England Capital Growth Fund
               o   New England Value Fund
               o   New England Growth Opportunities Fund
               o   New England Balanced Fund
               o   New England Star Advisers Fund
               o   Growth Fund of Israel
               o   New England Star Worldwide Fund
               o   New England Equity Income Fund


               o   New England High Income Fund
               o   New England Government Securities Fund
               o   New England Bond Income Fund
               o   New England Limited Term U.S. Government Fund
               o   New England Adjustable Rate U.S. Government Fund
               o   New England Strategic Income Fund

               o   New England Tax Exempt Income Fund
               o   New England Massachusetts Tax Free Income Fund
               o   New England Intermediate Term Tax Free Fund of California
               o   New England Intermediate Term Tax Free Fund of New York

               o   New England Cash Management Trust
                          o     Money Market Series
                          o     U.S. Government Series
               o   New England Tax Exempt Money Market Trust